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                           DELAWARE GROUP PREMIUM FUND

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                  This Amended and Restated Distribution Agreement (the "Agreement") made as of this ___ day of ____________, 2000 by and between DELAWARE GROUP PREMIUM FUND, a Delaware business trust (the "Fund"), on behalf of the separately managed series of its shares, and classes of such series, set forth in Appendix A hereto, as that Appendix A may be amended from time to time, and DELAWARE DISTRIBUTORS, L.P. (the "Distributor"), a Delaware limited partnership. Each series and class covered by this Agreement is referred to herein individually as a "Series" or "Class," as appropriate.

                                   WITNESSETH

                  WHEREAS, the Fund is an investment company regulated by Federal and State regulatory bodies, which presently sells its shares solely to separate accounts of life insurance companies for the purpose of funding variable insurance products, and

                  WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

                  WHEREAS, the Fund and the Distributor are presently parties to a Distribution Agreement covering the Fund's various Series, and now wish to amend and restate such agreement to reflect the Fund's adoption of a multiple class distribution structure, and

                  WHEREAS, the Fund desires to enter into an amended and restated Distribution Agreement with the Distributor on behalf of the Series, pursuant to which the Distributor shall serve as the national distributor of each Series' Class 1 and Class 2 shares, which classes may do business under these or such other names as the Board of Trustees may designate from time to time, on the terms and conditions set forth below,

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Fund hereby engages the Distributor to promote the distribution of the Series' shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Series' shares to the public.

2.       (a)      The Distributor agrees to serve as distributor of the Series'
                  shares and, as agent for the Fund and not as principal, to advertise, promote and use its best efforts to sell the Series' shares wherever their sale is legal, either through dealers or otherwise, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Fund's Registration Statement under the Securities Act of 1933, including the Prospectuses contained therein, and the Statement of Additional Information contained therein as may be mutually determined by the Fund and the Distributor from time to time.

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         (b)      For the Class 1 shares, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

         (c) For the Class 2 shares, the Fund shall, in addition, compensate the Distributor, certain insurance companies or others for services as provided in the Distribution Plan as adopted on behalf of the Class 2 shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan"), a copy of which as presently in force is attached hereto as Exhibit "A."

3.       (a)      The Fund agrees to make available for sale by the Fund through the Distributor all or such part of the authorized but unissued shares of the Series as the Distributor shall require from time to time, and except as provided in Paragraph 3(b) hereof, the Fund will not sell Series' shares other than through the efforts of the Distributor.

         (b) The Fund reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust; (3) to pay dividends to its shareholders in the form of additional shares, or to pay dividends in cash or in shares at the option of its shareholders, or to sell shares to existing shareholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares of beneficial interest; (4) to offer shares for cash to its shareholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; and (5) to act as its own distributor in any jurisdiction in which the Distributor is not registered as a broker-dealer.

4.       The Fund warrants the following:

         (a) The Fund is, or will be, a properly registered investment company, and any and all Series' shares which it will sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

         (b) The provisions of this Agreement do not violate the terms of any instrument by which the Fund is bound, nor do they violate any law or regulation of any body having jurisdiction over the Fund or its property.

5.       (a)      The Fund will supply to the Distributor a conformed copy of the Registration Statement, all amendments thereto, all exhibits, and each Prospectus and Statement of Additional
                  Information.

         (b) The Fund will register or qualify the Series' shares for sale in such states as is deemed desirable.

         (c)      The Fund, without expense to the Distributor,

                  (1) will give and continue to give such financial statements and other information as may be required by the SEC or the proper public bodies of the states in which the Series' shares may be qualified;

                  (2) from time to time, will furnish to the Distributor as soon as reasonably practicable true copies of its periodic reports to shareholders;

                  (3) will promptly advise the Distributor in person or by telephone or telegraph, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectuses or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

                  (4) if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

                  (5) will from time to time, use its best effort to keep a sufficient supply of Series' shares authorized, any increases being subject to the approval of shareholders as may be required;

                  (6) before filing any further amendment to the Registration Statement or to any Prospectus, will furnish to the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to any Prospectus of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

                  (7) will continue to make available to its shareholders (and forward copies to the Distributor) of such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940; and

                  (8) will, for the purpose of computing the offering price of Series' shares, advise the Distributor within one hour after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of the Series' shares of beneficial interest outstanding, determined in accordance with any applicable provisions of law and the provisions of the governing documents, as amended, of the Fund as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Fund will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

6. The Distributor agrees to submit to the Fund, prior to its use, the form of all sales literature proposed to be generally disseminated by or for the Distributor, all advertisements proposed to be used by the Distributor, all sales literature or advertisements prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of the Series' shares, and the form of dealers' sales contract the Distributor intends to use in connection with sales of the Series' shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use such form of dealers' sales contract or to use or to permit others to use such sales literature or advertisements without the written consent of the Fund if any regulatory agency expresses objection thereto or if the Fund delivers to the Distributor a written objection thereto.

7. The purchase price of each share sold hereunder shall be the offering price per share mutually agreed upon by the parties hereto, and as described in the Fund's Prospectuses, as amended from time to time, determined in accordance with any applicable provision of law, the provisions of its governing documents and the Conduct Rules promulgated by NASD Regulation, Inc.

8. The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Series' shares. The Distributor shall undertake to promote such sales solely as agent of the Fund, and shall not purchase or sell such shares as principal. Orders for Series' shares and payment for such orders shall be directed to the Fund's agent, Delaware Service Company, Inc. for acceptance on behalf of the Fund. The Distributor is not empowered to approve orders for sales of Series' shares or accept payment for such orders. Sales of Series' shares shall be deemed to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Fund.

9. With respect to the apportionment of costs between the Fund and the Distributor of activities with which both are concerned, the following will apply:

         (a) The Fund and the Distributor will cooperate in preparing the Registration Statements, the Prospectuses, the Statement of Additional Information, and all amendments, supplements and replacements thereto. The Fund will pay all costs incurred in the preparation of the Fund's Registration Statement, including typesetting, the costs incurred in printing and mailing Prospectuses and Annual, Semi-Annual and other financial reports to its own shareholders and fees and expenses of counsel and accountants.

         (b) The Distributor will pay the costs incurred in printing and mailing copies of Prospectuses to prospective investors.

         (c) The Distributor will pay advertising and promotional expenses, including the costs of literature sent to prospective investors.

         (d) The Fund will pay the costs and fees incurred in registering or qualifying the Series' shares with the various states and with the SEC.

         (e) The Distributor will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to the Distributor by the Fund for sales promotion purposes.

10. The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

11. The Fund agrees to indemnify, defend and hold harmless from the assets of the Series the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages, or liabilities arise out of the performance of its duties hereunder except that the Fund shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties under this Agreement.

12. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or by prepaid telegram filed with an office or with an agent of Western Union or another nationally recognized telegraph service, in all cases within the time or times herein prescribed, addressed to the recipient at 1818 Market Street, Philadelphia, Pennsylvania 19103, or at such other address as the Fund or the Distributor may designate in writing and furnish to the other.

13. This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Fund without the written consent of the Distributor signed by its duly authorized officers and delivered to the Fund. Except as specifically provided in the indemnification provision contained in Paragraph 11 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the Parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

14.      (a)      This Agreement shall remain in force as to any Series for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal thereof have been approved by the vote of a majority of the Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         (b) The Distributor may terminate this Agreement on written notice to the Fund at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement at any time by giving the Fund written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to the Fund.

         (c) The Fund may terminate this Agreement at any time on at least thirty days prior written notice to the Distributor (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor's liquidation or dissolution or the winding up of the Distributor's affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor's part, sales of the shares are not qualified for sale. The Fund may also terminate this Agreement at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.

15. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

16. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.
By:      DELAWARE DISTRIBUTORS, INC.,
         General Partner

By:
Name:
Title:

Attest:
Name:
Title:

DELAWARE GROUP PREMIUM FUND

By:
Name:
Title:

Attest:
Name:
Title:

                                   APPENDIX A

                           Delaware Group Premium Fund

                             DISTRIBUTION AGREEMENT


   Select Growth Series (formerly Aggressive Growth Series)

         Select Growth Series - Class 1
         Select Growth Series - Class 2

   Capital Reserves Series

         Capital Reserves Series - Class 1
         Capital Reserves Series - Class 2

   Cash Reserve Series

         Cash Reserve Series - Class 1
         Cash Reserve Series - Class 2

   Convertible Securities Series

         Convertible Securities Series - Class 1
         Convertible Securities Series - Class 2

   Balanced Series (formerly Delaware Balanced Series)

         Balanced Series - Class 1
         Balanced Series - Class 2

   Growth Opportunities Series (formerly DelCap Series)

         Growth Opportunities Series - Class 1
         Growth Opportunities Series - Class 2

   High Yield Series (formerly Delchester Series)

         High Yield Series - Class 1
         High Yield Series - Class 2

   Devon Series

         Devon Series - Class 1
         Devon Series - Class 2

   Emerging Markets Series

         Emerging Markets Series - Class 1
         Emerging Markets Series - Class 2

   Global Bond Series

         Global Bond Series - Class 1
         Global Bond Series - Class 2

   Growth and Income Series (formerly Decatur Total Return Series)

         Growth and Income Series - Class 1
         Growth and Income Series - Class 2

   International Equity Series

         International Equity Series - Class 1
         International Equity Series - Class 2

   REIT Series

         REIT Series - Class 1
         REIT Series - Class 2

   Select Growth Series

         Select Growth Series - Class 1
         Select Growth Series - Class 2

   Small Cap Value Series (formerly Value Series)

         Small Cap Value Series - Class 1
         Small Cap Value Series - Class 2

   Social Awareness Series (formerly Quantum Series)

         Social Awareness Series - Class 1
         Social Awareness Series - Class 2

   Strategic Income Series

         Strategic Income Series - Class 1
         Strategic Income Series - Class 2

   Trend Series

         Trend Series - Class 1
         Trend Series - Class 2

   U.S. Growth Series

         U.S. Growth Series - Class 1
         U.S. Growth Series - Class 2